UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 19, 2010

CRM Holdings, Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda

(State or Other Jurisdiction of Incorporation)

001-32705	98-0521707
(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 2062, Hamilton HM HX, Bermuda
(Address of Principal Executive Offices)	(Zip Code)

(441) 295-6689

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 19, 2010, we received a letter from The Nasdaq Stock Market stating that the Nasdaq Staff has approved our application to transfer the listing of our common shares from the NASDAQ Global Select Market to the NASDAQ Capital Market. The transfer will be effective at the opening of the market on Friday, May 21, 2010. Our common shares will continue to be traded under the symbol “CRMH” and the transfer will have no impact on the ability of our investors to trade the stock.

In accordance with Nasdaq Marketplace Rule 5810(c)(3)(A), we have been granted an additional 180 days from May 10, 2010, or until November 8, 2010, to demonstrate compliance with the $1.00 bid price requirement of the NASDAQ Capital Market. This additional 180-day grace period allows us to defer implementation of a reverse stock split Our listing transfer is in response to the letter received from the Nasdaq on May 12, 2010, informing us that our common shares had failed to comply with the $1.00 minimum bid price required for continued listing on the NASDAQ Global Select Market under Marketplace Rule 5450(a)(1), and, as a result, our common shares were subject to delisting. If we do not regain compliance with the $1.00 bid price requirement by November 8, 2010, Nasdaq will notify us of its determination to delist our common shares, which decision may be appealed to a Nasdaq Listing Qualifications Panel.

Item 8.01. Other Information.

On May 20, 2010, we issued a news release announcing our transfer from the NASDAQ Global Select Market to the NASDAQ Capital Market. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 8.01, including Exhibit 99.1, will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the Exchange Act) or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this Report. The furnishing of the information in this Item 8.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information in this Item 8.01 is material information that is not otherwise publicly available.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	News Release of CRM Holdings, Ltd. dated May 20, 2010
99.2	Letter, dated May 19, 2010, from The Nasdaq Stock Market to CRM Holdings Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRM Holdings, Ltd. (Registrant)

May 20, 2010	By:	/s/ Louis J. Viglotti
Louis J. Viglotti General Counsel & Secretary